First Citizens BancShares, Inc. Third Quarter 2022 Earnings Conference Call October 27, 2022

2 Agenda Page(s) Section I – Third Quarter 2022 Overview 4 – 6 Section II – Third Quarter 2022 Financial Results 7 – 27 Financial Highlights 8 Earnings Highlights 9 – 10 Notable Items 11 Net interest income and margin 12 – 14 Deposit Betas 15 Noninterest income and expense 16 – 18 Balance Sheet Highlights 19 Loans and Leases HFI 20 – 21 Deposits and Funding Mix 22 – 24 ACL and Credit Quality Trends 25 – 26 Capital 27 Section III – Financial Outlook 28 – 29 Key Earnings Estimate Assumptions 29 Section IV – Appendix 30 – 45 Section V – Non-GAAP Reconciliations 46 – 56

3 Important Notices Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of First Citizens BancShares, Inc. ("BancShares"). Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue”, “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including the military conflict between Russia and Ukraine) and market conditions, the impacts of the global COVID-19 pandemic on BancShares’ business and customers, the financial success or changing conditions or strategies of BancShares’ customers or vendors, fluctuations in interest rates, actions of government regulators, including the recent and projected interest rate hikes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including the significant turbulence in the capital or financial markets, the impact of the current inflationary environment, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transaction(s), including the recently completed transaction with CIT Group Inc. (“CIT”), which acquisition risks include (1) disruption from the transaction, or recently completed mergers, with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transaction may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (3) reputational risk and the reaction of the parties’ customers to the transaction, (4) the risk that the cost savings and any revenue synergies from the transaction may not be realized or take longer than anticipated to be realized, and (5) difficulties experienced in the integration of the businesses. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward- looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”). Non-GAAP Measures Certain measures in this presentation are "Non-GAAP,“ meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that Non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure. BancShares completed the acquisition of CIT on January 3, 2022 (the “CIT Merger”). BancShares’ financial information presented for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022 reflects the acquisition of CIT. Certain 2021 financial information referenced as “Combined” in this presentation reflects the combination of BancShares and CIT for historical periods prior to completion of the CIT Merger. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Combined and Adjusted financial measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non- GAAP) to BancShares (GAAP) measures.

Third Quarter 2022 Overview Section I

5 Will complete the repurchase of 1.5 million Class A common shares during 4Q22, closing out the Share Repurchase Plan approved in July 2022. Continued focus on merger optimization efforts. Expect to achieve $250 million cost savings goal and come in slightly below merger cost estimate. 2 Provision build during the quarter due to deterioration in CECL macroeconomic forecasts and loan growth. Credit quality remains in good shape with credit metrics remaining resilient despite heightened macroeconomic risks. 1 6 7 Efficiency ratio improved closer to target set out at the merger date.5 Pre-provision net revenue momentum continued driven primarily by net interest income growth. 3 Net interest margin widened over the second quarter due to higher interest rates and low actual beta through the end of 3Q22. 4 Loan growth was strong in the general and commercial bank.8 Key Take-Aways - Third Quarter 2022 Deposits declined but at a slower pace than in 2Q22.9 The 2Q22 and 3Q22 declines in deposits were replaced by increased borrowings to fund strong loan growth. 10

6 Share Repurchase Plan Update Announced the plan to repurchase 1.5 million shares in July 2022. ◦ FCB has repurchased 9.85% of Class A common shares and 9.23% of total common shares as of October 25, 2022. ◦ CET1 ratio down 98 bps since the prior quarter, primarily due to the share repurchase and RWA growth, only partially offset by earnings (11.35% at 2Q22 to 10.37% at 3Q22). ◦ The estimated total cost of repurchases is $1.2 billion, and the TBV earn back period is approximately 3 years. ◦ Repurchase estimated to be approximately 10% accretive to EPS in 2023. Highlights We have completed 98.5% of the Repurchase Plan as of October 25, 2022. Repurchase Summary (through 10/25/22) Month Shares Average Price Total Cost (in millions) August 2022 487,284 $ 820.11 $ 399.6 September 2022 540,130 819.53 442.7 October 2022 450,217 842.32 379.3 Total 1,477,631 $ 826.66 $ 1,221.6 1,500,000 (1,027,414) (450,217) Authorized Repurchased 3Q22 Repurchased 4Q22

Third Quarter 2022 Financial Results Section II

8

Financial Highlights

	Quarter-to-date						Year-to-date			
	Sep 22		Jun 22		Sep 21		Sep 22		Sep 21	
	Reported	Adjusted (Non-GAAP)	Reported	Adjusted (Non-GAAP)	Reported	Adjusted (Non-GAAP)	Reported	Adjusted (Non-GAAP)	Reported	Adjusted (Non-GAAP)
EPS (1)	$ 19.25	$ 20.77	$ 14.86	$ 16.86	$ 12.17	$ 12.04	$ 50.70	$ 56.41	$ 41.79	$ 39.03
ROE (1)	12.49 %	13.47 %	9.87 %	11.19 %	11.29 %	11.18 %	11.18 %	12.44 %	13.50 %	12.61 %
ROTCE (1)	13.17 %	14.20 %	10.40 %	11.80 %	12.39 %	12.27 %	11.80 %	13.13 %	14.88 %	13.89 %
ROA (2)	1.16 %	1.24 %	0.95 %	1.07 %	1.07 %	0.98 %	1.03 %	1.15 %	1.38 %	1.11 %
PPNR ROA (2)	1.72 %	1.86 %	1.41 %	1.56 %	1.14 %	1.01 %	1.89 %	1.58 %	1.44 %	1.09 %
NIM (2)	3.40 %	3.40 %	3.04 %	3.04 %	2.53 %	2.53 %	3.06 %	3.06 %	2.56 %	2.56 %
Net charge-off ratio (2)	0.10 %	0.10 %	0.13 %	0.13 %	0.04 %	0.04 %	0.11 %	0.11 %	0.09 %	0.09 %

(1) For QTD & YTD September 2021, reported and adjusted (Non-GAAP) ratios for EPS, ROE and ROTCE are for BancShares and do not include CIT results.
(2) For QTD & YTD September 2021, reported and adjusted (Non-GAAP) ratios for ROA, PPNR ROA, NIM and net charge-off ratio are presented as if BancShares and CIT were combined during the historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported ratios (GAAP), refer to page 33 of the Appendix.

Note – Adjusted ratios account for certain notable items outlined on page 11.

First Citizens BancShares
forever first

9

Quarter-to-Date Earnings Highlights

($ in millions)

Reported	QTD 3Q22	QTD 2Q22	QTD 3Q21	Increase (decrease) 2Q22 $	Increase (decrease) 2Q22 %	Increase (decrease) 3Q21 $	Increase (decrease) 3Q21 %
Net interest income	$ 795	$ 700	$ 604	$ 95	13.6 %	$ 191	31.6 %
Noninterest income	433	424	432	9	2.1	1	0.2
Net revenue	**1,228**	**1,124**	**1,036**	104	9.3	192	18.5
Noninterest expense	760	745	716	15	2.0	44	6.1
Pre-provision net revenue	**468**	**379**	**320**	89	23.5	148	46.3
Provision (benefit) for credit losses	60	42	(70)	18	42.9	130	(185.7)
Income before income taxes	**408**	**337**	**390**	71	21.1	18	4.6
Income taxes	93	82	90	11	13.4	3	3.3
Net income	**315**	**255**	**300**	**60**	**23.5**	**15**	**5.0**
Preferred stock dividends	12	17	8	(5)	(29.4)	4	50.0
Net income available to common stockholders	**$ 303**	**$ 238**	**$ 292**	**$ 65**	**27.3 %**	**$ 11**	**3.8 %**

Adjustment for notable items	3Q22	2Q22	3Q21
Noninterest income	$ (145)	$ (141)	$ (191)
Noninterest expense	(183)	(179)	(153)
Provision for credit losses	—	—	—
Income taxes	15	6	(8)

Adjusted (Non-GAAP)	QTD 3Q22	QTD 2Q22	QTD 3Q21	Increase (decrease) 2Q22 $	Increase (decrease) 2Q22 %	Increase (decrease) 3Q21 $	Increase (decrease) 3Q21 %
Net interest income	$ 795	$ 700	$ 604	$ 95	13.6 %	$ 191	31.6 %
Noninterest income	288	283	241	5	1.8	47	19.5
Net revenue	**1,083**	**983**	**845**	100	10.2	238	28.2
Noninterest expense	577	566	563	11	1.9	14	2.5
Pre-provision net revenue	**506**	**417**	**282**	89	21.3	224	79.4
Provision (benefit) for credit losses	60	42	(70)	18	42.9	130	(185.7)
Income before income taxes	**446**	**375**	**352**	71	18.9	94	26.7
Income taxes	108	88	82	20	22.7	26	31.7
Net income	**338**	**287**	**270**	**51**	**17.8**	**68**	**25.2**
Preferred stock dividends	12	17	8	(5)	(29.4)	4	50.0
Net income available to common stockholders	**$ 326**	**$ 270**	**$ 262**	**$ 56**	**20.7 %**	**$ 64**	**24.4 %**

Highlights

- **Note:** The commentary below relates to the "Adjusted" income statements.

3Q22 vs. 2Q22

- Net interest income increased by $95 million primarily due to loan growth and higher yield on loans, partially offset by higher funding costs.
- Noninterest income increased by $5 million. The increase was primarily due to higher capital markets fees, rental income on operating leases, net and other operating income, partially offset by lower service charges on deposit accounts.
- Noninterest expense increased by $11 million primarily due to higher personnel costs and higher marketing expenses due to digital bank marketing efforts, partially offset by lower FDIC insurance expense and professional fees.
- Provision for credit losses increased by $18 million primarily due to deterioration in CECL macroeconomic forecasts and loan growth, partially offset by improved credit quality and portfolio mix.

3Q22 vs. 3Q21

- Net interest income increased by $191 million primarily due to an increase in interest income driven by a higher yield on earning assets.
- Noninterest income increased by $47 million primarily due to higher rental income on operating leases, net, capital markets fees, wealth management income and other operating income, partially offset by lower service charges on deposits, merchant income and factoring commissions.
- Noninterest expense increased $14 million due to marketing, equipment expense, third-party processing fees and other operating expenses, partially offset by lower FDIC insurance expense and professional fees.
- Provision for credit losses increased by $130 million due to a net provision build in 2022 versus a net provision benefit in 2021.

First Citizens BancShares

forever first

Note – The financial data provided for 2021 is presented as if BancShares and CIT were combined for the historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to page 32 of the Appendix. Notable Items are detailed on page 11.

10

Year-to-Date Earnings Highlights

($ in millions)

Reported	YTD Sept 2022	YTD Sept 2021	Increase (decrease) YTD 21 - YTD 22 $	Increase (decrease) YTD 21 - YTD 22 %
Net interest income	$ 2,144	$ 1,822	$ 322	17.7 %
Noninterest income	1,707	1,477	230	15.6
Net revenue	**3,851**	**3,299**	**552**	**16.7**
Noninterest expense	2,315	2,115	200	9.5
Pre-provision net revenue	**1,536**	**1,184**	**352**	**29.7**
Provision (benefit) for credit losses	566	(294)	860	(292.5)
Income before income taxes	**970**	**1,478**	(508)	(34.4)
Income taxes	129	348	(219)	(62.9)
Net income	**841**	**1,130**	**(289)**	**(25.6)**
Preferred stock dividends	36	32	4	12.5
Net income available to common stockholders	**$ 805**	**$ 1,098**	**$ (293)**	**(26.7)%**

Adjustment for notable items	YTD Sept 22	YTD Sept 21
Noninterest income	$ (856)	$ (745)
Noninterest expense	(600)	(455)
Provision for credit losses	(513)	—
Income taxes	167	(68)

Adjusted (Non-GAAP)	YTD Sept 2022	YTD Sept 2021	Increase (decrease) YTD 21 - YTD 22 $	Increase (decrease) YTD 21 - YTD 22 %
Net interest income	$ 2,144	$ 1,822	$ 322	17.7 %
Noninterest income	851	732	119	16.3
Net revenue	**2,995**	**2,554**	**441**	**17.3**
Noninterest expense	1,715	1,660	55	3.3
Pre-provision net revenue	**1,280**	**894**	**386**	**43.2**
Provision (benefit) for credit losses	53	(294)	347	(118.0)
Income before income taxes	**1,227**	**1,188**	**39**	**3.3**
Income taxes	296	280	16	5.7
Net income	**931**	**908**	**23**	**2.5**
Preferred stock dividends	36	32	4	12.5
Net income available to common stockholders	**$ 895**	**$ 876**	**$ 19**	**2.2 %**

Highlights

- **Note:** The commentary below relates to the "Adjusted" income statements.

YTD 22 vs. YTD 21

- Net interest income increased by $322 million primarily due to higher loan and investment yields, loan growth and lower funding costs, partially offset by lower accretion income and SBA-PPP interest and fee income.
- Noninterest income increased by $119 million primarily due to higher rental income on operating leases, net, increases in wealth management and card income and higher capital markets fees.
- Noninterest expense increased by $55 million due primarily to higher personnel costs and other operating expenses, as well as higher direct bank marketing costs, partially offset by reductions in FDIC insurance expense and professional fees.
- Provision for credit loss increased $347 million due to a net provision build in 2022 driven primarily by deterioration in CECL macroeconomic forecasts and loan growth, versus a net provision benefit in 2021.

First Citizens BancShares

forever first

Note – The financial data provided for 2021 is presented as if BancShares and CIT were combined for the historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to page 32 of the Appendix. Notable Items are detailed on page 11.

11

Notable Items

($ in millions)

	3Q22	2Q22	3Q21	YTD 22	YTD 21
Rental income on operating leases	$ (139)	$ (136)	$ (136)	$ (399)	$ (410)
Realized gain on sale of investment securities available for sale, net	—	—	(14)	—	(147)
Fair value adjustment on marketable equity securities, net	2	6	(3)	5	(31)
Gain on sale of leasing equipment, net	(2)	(5)	(21)	(13)	(78)
Gain on acquisition	—	—	—	(431)	—
Gain on extinguishment of debt	(1)	—	—	(7)	—
Other noninterest income	(5)	(6)	(17)	(11)	(79)
Total noninterest income	**$ (145)**	**$ (141)**	**$ (191)**	**$ (856)**	**$ (745)**
Depreciation on operating lease equipment	$ (87)	$ (89)	$ (85)	$ (257)	$ (253)
Maintenance and other operating lease expenses	(52)	(47)	(51)	(142)	(157)
Salaries and benefits	—	—	—	—	8
Merger-related expenses	(33)	(34)	(7)	(202)	(25)
Intangible asset amortization	(5)	(6)	(11)	(17)	(34)
Other noninterest expense	(6)	(3)	1	18	6
Total noninterest expense	**$ (183)**	**$ (179)**	**$ (153)**	**$ (600)**	**$ (455)**
CECL Day 2 provision and reserve for unfunded commitments	—	—	—	(513)	—
Provision for credit losses - total adjustments	**$ —**	**$ —**	**$ —**	**$ (513)**	**$ —**
Impact of notable items on pre-tax income	**$ 38**	**$ 38**	**$ (38)**	**$ 257**	**$ (290)**
Income tax impact (1)	$ 15	$ 6	$ (8)	$ 167	$ (68)
Impact of notable items on net income	**$ 23**	**$ 32**	**$ (30)**	**$ 90**	**$ (222)**
Impact of notable items on EPS	**$ 1.52**	**$ 2.00**	**N/A (2)**	**$ 5.71**	**N/A (2)**

Note – QTD September 2021 and YTD September 2021 are presented as if BancShares and CIT were combined for the historical periods. The Combined measures are Non-GAAP measures. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. Adjustments are shown pre-tax.

(1) For 2021, a blended tax rate was applied to each period to arrive at the adjusted net income. Includes the impact of tax discrete items and changes in the estimated annualized effective tax rate.

(2) The EPS impact for prior quarters is not shown given different share totals for each legacy institution.

First Citizens BancShares

forever first

12

Net interest income and margin (NIM)

($ in millions)



$95 million & 36 bps
$322 million & 50 bps
$604
$619
$649
$700
$795
$1,822
$2,144
2.53%
2.56%
2.73%
3.04%
3.40%
2.56%
3.06%
3Q21
4Q21
1Q22
2Q22
3Q22
YTD Sept 21
YTD Sept 22
NII
NIM

Highlights

3Q22 vs 2Q22

Net interest income increased by $95 million due to a $149 million increase in interest income partially offset by a $54 million increase in interest expense. NIM expanded from 3.04% to 3.40%. The change in net interest income was primarily due to the following:

- $130 million increase in interest income on loans due to a higher yield and loan growth,
- $18 million increase in interest income on overnight investments due to a higher yield; partially offset by,
- $36 million increase in interest expense on deposits due to higher rates paid, and
- $18 million increase in borrowing costs due to additional FHLB advances and higher rates.

3Q22 vs 3Q21

Net interest income increased by $191 million due to a $184 million increase in interest income and a $7 million decrease in interest expense. NIM expanded from 2.53% to 3.40%. The change in net interest income was primarily due to the following:

- $123 million increase in interest income on loans due to a higher yield and loan growth, partially offset by lower purchase accounting accretion and SBA-PPP interest and fee income,
- $36 million increase in interest income on investment securities due to a higher yield and portfolio growth,
- $29 million decline in interest expense on borrowings due to lower yields, and
- $25 million increase in interest income on overnight investments due to a higher yield, partially offset by a
- $22 million increase in interest expense on deposits due to higher rates paid.

YTD September 2022 vs YTD September 2021

Net interest income increased by $322 million due to a $176 million increase in interest income and a $146 million decrease in interest expense. NIM expanded from 2.56% to 3.06%. The change in net interest income was primarily due to the following:

- $119 million decline in interest expense on borrowings due to a lower rate paid,
- $106 million increase in interest income on investment securities due to higher yields and portfolio growth,
- $27 million decline in interest expense on deposits due to lower balances and the impact of purchase accounting on deposit rates,
- $38 million increase in interest income on overnight investments due to a higher yield, and
- $32 million increase on interest income on loans due to an increase in loan yield, partially offset by lower balances and lower purchase accounting accretion and SBA-PPP interest and fee income.

First Citizens BancShares

forever first

Note – The financial data and ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data and ratios, refer to pages 32-33 of the Appendix. The primary drivers of the changes in net interest income are included above and a rollforward of NIM is on the following page.

13 3.04% 0.36% 0.11% 0.09% 0.05% (0.16)% (0.07)% (0.02)% 3.40% 2Q22 Loan yield Loan growth Yield on investments & overnight Purchase accounting Deposit rate Debt volume/rate Overnight volume 3Q22 2.53% 0.53% 0.20% 0.19% 0.09% 0.05% 0.03% (0.14)% (0.08)% 3.40% 3Q21 Loan yield Yield on investments & overnight Loan growth Debt volume/ rate Investment volume Purchase accounting Deposit rate SBA-PPP 3Q22 3Q21 to 3Q22 (+ 87 bps) 2Q22 to 3Q22 (+ 36 bps) Note – The financial ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported ratios, refer to page 33 of the Appendix. NIM Rollforward

14 3Q22 Interest Rate Sensitivity Note – The above information is an illustrative example of changes in net interest income and net interest margin using a static balance sheet and forward swap curves in place as of the end of September. Actual results may differ from above. (1) Impacts to NII and NIM may change due to actual results being different than modeled expectations. Highlights • BancShares continues to have an asset sensitive interest rate risk profile. • The projected increase in net interest income over the next 12 months is 3.4% for an immediate 100 bps parallel shift (shock) in the yield curve and 1.5% for a gradual shift (ramp) of 100 bps. • Asset sensitivity is largely driven by the composition of the balance sheet, primarily due to floating rate loans and cash, as well as a strong core deposit base with modest betas. • We expect full cycle deposit beta to be approximately 25%. • Approximately 45% of our loans are floating indexed primarily to 1-month LIBOR, 3-month LIBOR, Prime and SOFR. • The duration of our investment portfolio is 4.5 years, and helps to mitigate earnings risk in a down rate environment. (3.6)% (0.8)% 0.9% 3.4% 6.8% (1.6)% (0.4)% 0.4% 1.5% 3.1% Shock Ramp Down 100 Down 25 Up 25 Up 100 Up 200 (6.0)% (3.0)% 0.0% 3.0% 6.0% 9.0% 12.0% Illustrative impacts to NII & NIM 4Q22 1Q23 2Q23 3Q23 ($ in millions) NII NIM NII NIM NII NIM NII NIM +100 bps shock $ 19 0.08% $ 32 0.14% $ 33 0.14% $ 33 0.14% +100 bps ramp $ 1 0.01% $ 9 0.04% $ 17 0.07% $ 25 0.11% -100 bps ramp $ (1) (0.01) % $ (9) (0.04) % $ (17) (0.07) % $ (26) (0.11) % -100 bps shock $ (18) (0.08) % $ (32) (0.14) % $ (35) (0.15) % $ (37) (0.16) % (1) Net interest income and margin rate sensitivity

15 Deposit Beta Performance and Estimates Highlights • Expect 4Q22 quarterly deposit beta to accelerate to 34%, + 8% on a cumulative basis. • We expect full cycle deposit beta to be approximately 25%. • Mid/higher beta categories: ◦ 30% + beta on Direct Bank money market, savings and time deposit accounts. ◦ 10 to 30% beta on branch network money market accounts and time deposits. • Lower beta categories: ◦ 0 to 10% beta on total non-interest bearing deposits, branch network, checking with interest and savings accounts. 3Q22 - Actual 4Q22 - Estimated Cumulative Fed Funds increase 300 bps 425 bps Fed Funds target range (quarter end) 3.00 to 3.25% 4.25 to 4.50% Quarterly deposit beta 11% 34% Cumulative deposit beta 6% 14% Deposit Betas 59% 41% Mid/higher beta categories Lower beta categories 3Q22

16

Noninterest income

($ in millions)



Core: 20% increase
$296
$55
$241
3Q21
$324
$59
$265
4Q21
$726
$446
$280
1Q22
$288
$5
$283
2Q22
$294
$6
$288
3Q22
$1,067
$335
$732
YTD Sept 21
Core:
16%
increase
$1,308
$457
$851
YTD Sept 22
Core (Non-GAAP)(1)
Non-core

Highlights

3Q22 vs 2Q22

Core noninterest income increased $5 million. Significant components of the change were:

- Fee income and other service charges increased $5 million primarily due to higher capital markets fees.
- Rental income on operating leases, net increased $3 million as top-line revenue growth matched the growth in maintenance expenses and depreciation expense was lower in 3Q22.
- Other noninterest income increased $12 million spread among various line items;
- Partially offset by a $7 million decrease in service charges on deposit accounts due to the changes to our OD/NSF fees that went live in July 2022 and a $3 million decline in factoring commissions.

Non-core noninterest income increased $1 million.

3Q22 vs 3Q21

Core noninterest income increased $47 million. Significant components of the change were:

- Rental income on operating leases, net, increased $30 million primarily due to higher gross revenue driven by increased utilization and higher lease rates.
- Fee income and other service charges increased $7 million primarily due to higher capital markets fees and other noninterest income increased $14 million spread among various line items;
- Partially offset by a $5 million decrease in service charges on deposit accounts and a $4 million decline in factoring commissions.

Non-core noninterest income decreased $49 million. Significant components of the change were:

- $19 million decline in gain on sale of leasing equipment.
- $19 million decline in gain on sale of investment securities and fair market value adjustments on marketable equity securities.

YTD September 2022 vs YTD September 2021

Core noninterest income increased $119 million. Significant components of the change were:

- Rental income on operating leases, net, increased $82 million due to higher gross revenue driven by increased utilization and higher lease rates.
- Wealth management services increased $11 million due to increased annuity sales and higher assets under management.
- Fee income and other service charges increased $8 million primarily due to higher capital markets fees.
- Cardholder services income, net increased $10 million due to higher volumes.

Non-core noninterest income increased $122 million due primarily to the $431 million preliminary bargain purchase gain as a result of the CIT acquisition in the first quarter of 2022, partially offset by declines in gain on sale of investment securities, loans and operating lease equipment.

First Citizens BancShares

forever first

Note – The financial data provided on this slide is presented as if BancShares and CIT were combined for the 2021 historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to page 32 of the Appendix.
(1) Core noninterest income is Non-GAAP and includes rental income on operating leases, net of depreciation and maintenance expense as well as adjustments for notable items as detailed on page 11.

17

Noninterest expense

($ in millions)



$580
$17
$563
66.58%
3Q21
$567
$18
$549
62.51%
4Q21
$686
$114
$572
61.57%
1Q22
$609
$43
$566
57.55%
2Q22
$621
$44
$577
53.32%
3Q22
$1,705
$45
$1,660
64.97%
YTD Sept 21
$1,916
$201
$1,715
57.25%
YTD Sept 22
Core (Non-GAAP)(1)
Non-core
Efficiency Ratio (Non-GAAP)(1)

Highlights

3Q22 vs 2Q22

Core noninterest expense increased $11 million. Significant components of the change were:

- Personnel costs increased $10 million as a result of net staff additions, wage increases and higher temporary employee costs.
- Marketing costs increased $6 million due to higher expenses in the Direct Bank;
- Partially offset by a $4 million reduction in FDIC insurance premiums and a $2 million decline in professional fees.

Non-core noninterest expense increased $1 million.

Efficiency ratio improved from 57.55% to 53.32% as core net revenue grew by 10% and core noninterest expense declined by 2%.

3Q22 vs 3Q21

Core noninterest expense increased $14 million. Significant components of the change were:

- Marketing costs increased $6 million for the same reason as the linked quarter increase.
- Occupancy and equipment expense, professional fees and third-party processing fees increased $4 million each and other operating expenses were up $8 million spread among various line items;
- Partially offset by a $7 million reduction in FDIC insurance premiums and a $6 million decline in professional fees.

Non-core noninterest expense increased $27 million driven primarily by a $26 million increase in merger-related expenses.

Efficiency ratio improved from 66.58% to 53.32% due to 28% core net revenue growth versus 3% core noninterest expense growth.

YTD September 2022 vs YTD September 2021

Core noninterest expense increased $55 million. Significant components of the change were:

- Personnel costs increased $19 million as a result of merit increases and higher temporary employee costs, partially offset by net staff reductions.
- Third-party processing expenses increased $11 million, marketing expenses increased $10 million and other operating expenses increased $22 million;
- Partially offset by a $12 million reduction in FDIC insurance premiums.

Non-core noninterest expense increased $156 million driven primarily by a $177 million increase in merger-related expenses; partially offset by a $17 million reduction in intangible asset amortization.

Efficiency ratio improved from 64.97% to 57.25% due to 17% core net revenue growth versus 3% core noninterest expense growth.

First Citizens BancShares
forever first

Note – The financial data and ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data and ratios, refer to pages 32-33 of the Appendix.

(1) Core noninterest expense does not include depreciation and maintenance expense on operating leases, as well as adjustments for notable items as detailed on page 11.

18 61%18% 17% 4% Personnel ($351) Occupancy & equipment ($102) Other expense - core ($97) Third-party processing fees ($27) 28% 15% 14% 12% 11% 8% 7% 5% Rental income on operating leases, net ($80) Fee income and other service charges ($44) Other income - core ($40) Wealth management services ($35) Cardholder and merchant services, net ($33) Factoring commissions ($24) Service charges on deposit accounts ($21) Insurance commissions ($11) Core noninterest income (Non-GAAP) Core noninterest expense (Non-GAAP) Note - Core noninterest income is Non-GAAP and includes rental income on operating leases, net of depreciation and maintenance expense as well as adjustments for notable items as detailed on page 11. Core noninterest expense does not include depreciation and maintenance expense on operating leases, as well as adjustments for notable items as detailed on page 11. 3Q22 Noninterest income and expense composition ($ in millions)

19

Balance Sheet Highlights

($ in millions, expect per share data)

SELECT BALANCES (1)	3Q22	2Q22	3Q21	Increase (decrease) 3Q22 vs 2Q22 $	3Q22 vs 2Q22 %	3Q22 vs 3Q21 $	3Q22 vs 3Q21 %
Interest-earning deposits at banks	$ 6,172	$ 6,476	$ 14,304	$ (304)	(18.6)%	$ (8,132)	(56.8)%
Investment securities	18,841	19,136	16,438	(295)	(6.1)	2,403	14.6
Loans and leases	69,790	67,735	65,977	2,055	12.0	3,813	5.8
Operating lease equipment, net (2)	7,984	7,971	7,937	13	0.6	47	0.6
Deposits	87,553	89,329	90,320	(1,776)	(7.9)	(2,767)	(3.1)
Borrowings	8,343	4,459	6,131	3,884	345.7	2,212	36.1
Tangible common stockholders' equity (non-GAAP)	8,461	9,265	9,410	(804)	(34.4)	(949)	(10.1)
Common stockholders' equity	8,952	9,761	9,892	(809)	(32.9)	(940)	(9.5)
Total stockholders' equity	$ 9,833	$ 10,642	$ 10,757	$ (809)	(30.1)%	$ (924)	(8.6)%

KEY METRICS	3Q22	2Q22	3Q21	Increase (decrease) 3Q22 vs 2Q22	3Q22 vs 3Q21
Common equity Tier 1 (CET1) capital ratio (3)	10.37 %	11.35 %	11.34 %	(0.98)%	(0.97)%
Book value per common share (3)	$ 597.75	$ 609.95	$ 432.07	$ (12.20)	$ 165.68
Tangible book value per common share (non-GAAP) (3)	$ 564.97	$ 578.92	$ 394.15	$ (13.95)	$ 170.82
Tangible capital to tangible assets (1)	7.78 %	8.64 %	8.49 %	(0.86)%	(0.71)%
Loan to deposit ratio (1)	79.71 %	75.83 %	73.05 %	3.88 %	6.66 %
ACL to total loans and leases (1)	1.26 %	1.26 %	1.48 %	— %	(0.22)%
Noninterest bearing deposits to total deposits (1)	30.37 %	29.75 %	27.58 %	0.62 %	2.79 %

(1) The financial data and ratios provided are presented as if BancShares and CIT were combined for the 2021 historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data and ratios, refer to pages 31 - 33 of the Appendix.
(2) Operating lease equipment, net includes $7.2 billion of rail assets.
(3) 3Q21 ratios for CET1, book value per common share and tangible book value per common share are BancShares and do not include CIT balances.

20

Loans and Leases HFI

($ in millions)


$65,977
$15,405
$50,572
3Q21
$65,211
$15,132
$50,079
4Q21
$65,524
$15,423
$50,101
1Q22
$67,735
$16,258
$51,477
2Q22
$69,790
$16,830
$52,960
3Q22
Commercial
Consumer

Highlights

3Q22 vs 2Q22

- Loans grew $2.1 billion, or by 12.0% on an annualized basis.
- Growth was driven primarily by our branch network, Commercial Finance, Business Capital and Mortgage.
- The primary drivers of the growth by loan type were commercial & industrial, non-owner-occupied commercial mortgage and residential mortgage loans.

3Q22 vs 3Q21

- Loans grew $3.8 billion, or by 5.8%. Loans excluding the impact of purchase accounting and SBA-PPP increased $4.7 billion, or by 6.8%.
- Growth was due to the same factors above for the linked quarter.
- The primary drivers of the growth by loan type were commercial & industrial, residential mortgage and owner-occupied commercial mortgage loans.

First Citizens BancShares

forever first

Note – The financial data provided on this slide is presented as if BancShares and CIT were combined for the historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to page 31 of the Appendix. Rail assets / operating leases are not included in the loan totals.

21 35% 20% 18% 14% 4% 3% 3% 3% Commercial & industrial ($24.3) Owner-occupied commercial mortgage ($14.0) Residential mortgage ($12.9) Non-owner-occupied commercial mortgage ($9.7) Commercial construction ($2.8) Leases ($2.2) Consumer other ($2.0) Revolving mortgage ($1.9) Note – Rail assets / operating leases are not included in the loan totals. The Commercial Banking segment includes Commercial Finance, Real Estate Finance and Business Capital. The General Banking segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. 24% 9% 7% 41% 13% 2% 4% Commercial Finance ($16.9) Real Estate Finance ($6.0) Business Capital ($5.1) Branch Network & Wealth ($28.9) Mortgage ($9.1) Consumer Indirect ($1.1) Other ($2.7) Commercial Banking: General Banking: Type Segment 3Q22 Loans and Leases HFI Composition ($ in billions)

22

Deposits

($ in millions)



$90,320
$24,912
$65,408
25 bps
3Q21
$90,777
$24,689
$66,088
23 bps
4Q21
$91,597
$25,867
$65,730
17 bps
1Q22
$89,329
$26,576
$62,753
19 bps
2Q22
$87,553
$26,587
$60,966
35 bps
3Q22
Interest-bearing
Noninterest-bearing
Cost of deposits

Highlights

3Q22 vs. 2Q22

- Total deposits decreased $1.8 billion, or by 7.9% on an annualized basis.
- Interest-bearing deposits decreased $1.8 billion, primarily due to a $2.9 billion decline in money market deposits, partially offset by a $1.4 billion increase in savings accounts.
- The reduction in total interest-bearing deposits was primarily concentrated in acquired branches and Commercial Banking, partially offset by growth in the Direct Bank.

3Q22 vs. 3Q21

- Total deposits decreased $2.8 billion, or by 3.1%.
- Interest-bearing deposits decreased $4.4 billion, primarily driven by decreases of $3.9 billion and $2.1 billion in money market deposits and time deposits, respectively; partially offset by a $966 million increase in checking with interest accounts and a $566 million increase in savings accounts.
- The reduction in interest-bearing deposits was primarily concentrated in acquired higher cost Direct Bank accounts and acquired branches, partially offset by growth in the legacy branch network and Community Association Banking.
- Noninterest-bearing deposits increased by $1.7 billion.

First Citizens BancShares

forever first

Note – The financial data and ratios provided on this slide are presented as if BancShares and CIT were combined for the historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to pages 31 - 33 of the Appendix.

23 70% 16% 8% 4% 2% Branch Network, Wealth & Other ($61.4) Direct Bank ($13.9) Community Association Banking ($7.4) Commercial Bank ($3.7) Corporate ($1.1) Note – The Commercial Banking segment includes Commercial Finance, Real Estate Finance and Business Capital. The General Banking segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. 42% 30% 18% 10% Money market & savings ($36.5) Noninterest-bearing demand ($26.6) Checking with interest ($16.1) Time deposits ($8.3) General Banking: Commercial Banking and Corporate: Type Segment 3Q22 Deposit Composition ($ in billions)

24 0.64% 0.62% 0.35% 0.34% 0.65% 0.34% 0.32% 0.24% 0.26% 0.50% 0.25% 0.23% 0.17% 0.19% 0.35% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 3Q21 4Q21 1Q22 2Q22 3Q22 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% Cost of funds Additional sources of liquidity Categories $ in millions FHLB $ 7,140 FRB 4,464 Line of credit 100 Total $ 11,704 QTD Change 3Q22 2Q22 1Q22 4Q21 3Q21 Linked Quarter Prior Year Quarter Total deposits $ 87,553 91.3% $ 89,329 95.2% $ 91,597 96.5% $ 90,777 93.8% $ 90,320 93.6% $ (1,776) $ (2,767) Securities sold under customer repurchase agreements 578 0.6 646 0.7 616 0.6 589 0.6 664 0.7 (68) (86) Federal Home Loan Bank borrowings 5,800 6.0 1,785 1.9 639 0.7 645 0.7 646 0.7 4,015 5,154 Senior unsecured borrowings 888 0.9 892 1.0 895 1.0 3,742 3.8 3,740 3.9 (4) (2,852) Subordinated debt 1,052 1.1 1,055 1.1 1,058 1.1 973 1.0 993 1.0 (3) 59 Other borrowings 25 0.1 81 0.1 84 0.1 86 0.1 88 0.1 (56) (63) Total deposits and borrowed funds $ 95,896 100% $ 93,788 100% $ 94,889 100% $ 96,812 100% $ 96,451 100% $ 2,108 $ (555) Note – The financial data and ratios provided on this slide are presented as if BancShares and CIT were combined for the historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to pages 31-33 of the Appendix. Totals may not foot due to rounding. Funding Mix ($ in millions)

25 $(70) $(79) $(49) $42 $60 Provision (benefit) for credit losses 3Q21 4Q21 1Q22 2Q22 3Q22 $(100) $(50) $0 $50 $100 ACL and Credit Quality Trends ($ in millions) Net charge-offs (NCO) & NCO ratio Provision (benefit) for credit losses $7 $7 $15 $22 $18 0.04% 0.04% 0.09% 0.13% 0.10% NCO $ NCO ratio 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $5 $10 $15 $20 $25 $30 $569 $518 $538 $513 $454 0.86% 0.79% 0.82% 0.76% 0.65% Nonaccrual loans Nonaccrual loans to total loans 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $100 $200 $300 $400 $500 $600 $700 $800 Nonaccrual loans / total loans & leases HFI ACL & ACL ratio $974 $891 $848 $850 $882 1.48% 1.37% 1.29% 1.26% 1.26% ACL ACL ratio 3Q21 4Q21 1Q22 2Q22 3Q22 $0 $200 $400 $600 $800 $1,000 $1,200 (1) Note – The financial data and ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares reported data and ratios, refer to pages 31-33 of the Appendix. (1) Excludes $513 million of Day 2 provision expenses.

26

Allowance for credit losses (ACL)

($ in millions)



2Q22 to 3Q22
$850
$(18)
$(7)
$(5)
$20
$42
$882
2Q22
Net charge-offs
Portfolio mix
Credit quality
Loan growth
Economic scenario
3Q22

ACL / Net charge-offs



35.1x
32.4x
14.4x
9.4x
12.9x
3Q21
4Q21
1Q22
2Q22
3Q22
ACL / NCO ratio

Highlights

3Q22 vs 2Q22

- Total ACL increased $32 million compared to the linked quarter.
- We saw declines in the ACL from continued strong credit quality and portfolio mix due to loans moving out of portfolios with higher reserve rates.
- Declines in the ACL were offset by portfolio growth and deterioration in the CECL macroeconomic forecasts (GDP, CRE Index, HPI, and interest rates).
- The ACL provided 12.9 times coverage of annualized quarterly net charge-offs.

First Citizens BancShares
forever first

Note – The financial ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data and ratios, refer to pages 31-33 of the Appendix.

27

Capital

Risk-based capital ratios


14.30%
12.32%
11.34%
3Q21
14.35%
12.47%
11.50%
4Q21
14.47%
12.39%
11.34%
1Q22
14.46%
12.37%
11.35%
2Q22
13.46%
11.36%
10.37%
3Q22
CET1
Tier 1
Total

Capital ratio rollforward

	Risk-Based Capital Total	Risk-Based Capital Tier 1	Risk-Based Capital CET1	Tier 1 Leverage
December 31, 2021	14.35%	12.47%	11.50%	7.59%
CIT acquisition - net	(0.04)%	(0.26)%	(0.36)%	1.50%
Pro forma combined - January 3, 2022	14.31%	12.21%	11.14%	9.09%
Net income	0.94%	0.94%	0.94%	0.73%
Common dividends	(0.03)%	(0.03)%	(0.03)%	(0.03)%
Preferred dividends	(0.04)%	(0.04)%	(0.04)%	(0.04)%
Stock repurchase plan	(0.98)%	(0.98)%	(0.98)%	(0.78)%
Risk-weighted/average assets	(0.85)%	(0.72)%	(0.66)%	0.22%
SBA-PPP decline	0.00%	0.00%	0.00%	0.10%
Other	0.11%	(0.02)%	0.00%	0.02%
September 30, 2022	13.46%	11.36%	10.37%	9.31%
Change since 4Q21	(0.89)%	(1.11)%	(1.13)%	1.72%

Tier 1 Leverage ratio


7.68%
3Q21
7.59%
4Q21
9.55%
1Q22
9.85%
2Q22
9.31%
3Q22
Tier 1 Leverage ratio

Tangible book value per share (Non-GAAP)


$410.74
4Q21
$169.52
CIT acquisition
$51.22
Retained earnings
($49.35)
AOCI
($15.75)
Share repurchases
($1.41)
Common dividends
$564.97
3Q22

First Citizens BancShares

forever first

Note – The financial ratios provided on this slide are BancShares and do not include CIT balances. Capital ratios are preliminary pending completion of quarterly regulatory filings.

Financial Outlook Section III

29

Key Earnings Estimate Assumptions

Metric	3Q22 - Adjusted baseline	4Q22 - Projected	FY22 - Projected	FY23 - Projected
Loans	**$69.8 billion**	Mid to high-single digit % annualized growth	$70.5 - $71.0 billion	Mid-single digit % annualized growth
Deposits	**$87.5 billion**	Mid-single digit % annualized growth	$88.5 - $90.0 billion	Low to mid-single digit % annualized growth
Interest rates		Expect 125 bps increase in FFR in 4Q (ending FF effective rate of 4.25% - 4.50%)		FFR to remain elevated at 4.25% - 4.50%, without further rate moves
Net charge-off ratio (annualized/annual)	**10 bps**	15 - 25 bps	11 - 15 bps	20 - 30 bps
Net interest income	**$795 million**	Low-single digit % growth, margin stable to slightly increasing	$2.95 - $2.97 billion	Mid-teens % growth YoY; margin stable to slightly increasing
Noninterest income (1)	**$288 million**	Mid-single digit % decline due mainly to elevated 3Q on Capital Markets and other fees	$1.13 - $1.15 billion	Low-single digit % growth
Noninterest expense (2)	**$577 million**	Flat to low-single digit % growth to 3Q 2022	$2.29 - $2.30 billion	Low to mid-single digit % growth
Effective tax rate (3)	**24%**	24% - 25%	24% - 25%	24% - 25%
Earnings per share (Reported)	**$19.25**	$18 - $20 per share	$68 - $70 per share	$93 - $98 per share
Earnings per share (Adjusted)	**$20.77**	$21 - $23 per share	$77 - $79 per share	$95 - $100 per share

(1) Adjusted noninterest income includes net rental income on operating lease assets (net of depreciation and maintenance) and excludes fair value adjustments on marketable equity securities, realized gains/losses on sales of AFS securities, realized gains/losses on sales of leasing equipment and legacy consumer loans, realized gains/losses on extinguishment of debt and acquisition accounting gains.
(2) Adjusted noninterest expense excludes depreciation and maintenance on operating lease assets, merger-related expenses and amortization of intangibles.
(3) Estimated annual effective tax rate is 24.1%, excluding discrete items.

First Citizens BancShares

forever first

Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares' control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Appendix Section IV

31

BancShares Balance Sheets (unaudited)

($ in millions)

	3Q22 BancShares	2Q22 BancShares	1Q22 BancShares	4Q21 BancShares	3Q21 BancShares
ASSETS					
Cash and due from banks	$ 481	$ 583	$ 523	$ 338	$ 337
Interest-earning deposits at banks	6,172	6,476	9,285	9,115	9,875
Investments in marketable equity securities	92	94	100	98	123
Investment securities available for sale	9,088	9,210	9,295	9,203	7,371
Investment securities held to maturity	9,661	9,832	10,074	3,809	3,381
Assets held for sale	21	38	83	99	98
Loans and leases	69,790	67,735	65,524	32,372	32,516
Allowance for credit losses	(882)	(850)	(848)	(178)	(183)
Loans and leases, net of allowance for credit losses	**68,908**	**66,885**	**64,676**	**32,194**	**32,333**
Operating lease equipment, net	7,984	7,971	7,972	—	—
Premises and equipment, net	1,410	1,415	1,431	1,233	1,231
Bank-owned life insurance	1,342	1,334	1,326	116	116
Goodwill	346	346	346	346	350
Other intangible assets	145	150	156	19	22
Other assets	3,660	3,339	3,330	1,739	1,665
Total assets	$ 109,310	$ 107,673	$ 108,597	$ 58,309	$ 56,902
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 26,587	$ 26,576	$ 25,867	$ 21,405	$ 21,514
Interest-bearing	60,966	62,753	65,730	30,001	28,551
Total deposits	**87,553**	**89,329**	**91,597**	**51,406**	**50,065**
Credit balances of factoring clients	1,147	1,070	1,150	—	—
Short-term borrowings	3,128	646	616	589	664
Long-term borrowings	5,215	3,813	2,676	1,195	1,219
Total borrowings	8,343	4,459	3,292	1,784	1,883
Other liabilities	2,434	2,173	1,988	381	372
Total liabilities	**99,477**	**97,031**	**98,027**	**53,571**	**52,320**
STOCKHOLDERS' EQUITY					
Preferred stock	881	881	881	340	340
Common stock	15	16	16	10	10
Additional paid in capital	4,506	5,345	5,344	—	—
Retained earnings	5,160	4,865	4,634	4,378	4,264
Accumulated other comprehensive (loss) income	(729)	(465)	(305)	10	(32)
Total stockholders' equity	**9,833**	**10,642**	**10,570**	**4,738**	**4,582**
Total liabilities and stockholders' equity	$ 109,310	$ 107,673	$ 108,597	$ 58,309	$ 56,902

First Citizens BancShares

forever first

32

BancShares Income Statements (unaudited)

($ in millions)

	3Q22 BancShares	2Q22 BancShares	1Q22 BancShares	4Q21 BancShares	3Q21 BancShares	YTD22 BancShares	YTD21 BancShares
INTEREST INCOME							
Interest and fees on loans	$ 785	$ 655	$ 621	$ 328	$ 320	$ 2,061	$ 967
Interest on investment securities	90	89	83	39	40	262	106
Interest on deposits at banks	31	13	6	4	3	50	7
Total interest income	**906**	**757**	**710**	**371**	**363**	**2,373**	**1,080**
INTEREST EXPENSE							
Deposits	78	42	39	8	8	159	25
Borrowings	33	15	22	6	8	70	22
Total interest expense	111	57	61	14	16	229	47
Net interest income	**795**	**700**	**649**	**357**	**347**	**2,144**	**1,033**
Provision (benefit) for credit losses	60	42	464	(5)	(1)	566	(32)
Net interest income after provision for credit losses	**735**	**658**	**185**	**362**	**348**	**1,578**	**1,065**
NONINTEREST INCOME							
Rental income on operating leases	219	213	208	—	—	640	—
Fee income and other service charges	44	39	35	11	10	118	31
Wealth management services	35	37	35	33	32	107	96
Service charges on deposit accounts	21	28	28	26	26	77	69
Factoring commissions	24	27	27	—	—	78	—
Cardholder services, net	25	26	25	22	23	76	65
Merchant services, net	8	9	10	7	9	27	26
Insurance commissions	11	11	12	4	4	34	12
Realized gain on sale of investment securities available for sale, net	—	—	—	—	8	—	33
Fair value adjustment on marketable equity securities, net	(2)	(6)	3	3	3	(5)	31
Bank-owned life insurance	8	9	8	1	1	25	2
Gain on sale of leasing equipment, net	2	5	6	—	—	13	—
Gain on acquisition	—	—	431	—	—	431	—
Gain on extinguishment of debt	1	—	6	—	—	7	—
Other noninterest income	37	26	16	7	8	79	29
Total noninterest income	**433**	**424**	**850**	**114**	**124**	**1,707**	**394**
NONINTEREST EXPENSE							
Depreciation on operating lease equipment	87	89	81	—	—	257	—
Maintenance and other operating lease expenses	52	47	43	—	—	142	—
Salaries and benefits	351	341	352	193	194	1,044	566
Net occupancy expense	47	48	49	30	29	144	87
Equipment expense	55	54	52	30	30	161	89
Professional fees	13	15	16	7	5	44	13
Third-party processing fees	27	26	24	16	16	77	44
FDIC insurance expense	5	9	12	4	3	26	10
Marketing	15	9	8	3	3	32	7
Merger-related expenses	33	34	135	9	7	202	20
Intangible asset amortization	5	6	6	3	3	17	9
Other noninterest expense	70	67	32	28	24	169	66
Total noninterest expense	**760**	**745**	**810**	**323**	**314**	**2,315**	**911**
Income before income taxes	**408**	**337**	**225**	**153**	**158**	**970**	**548**
Income tax (benefit) expense	93	82	(46)	30	34	129	124
Net income	$ **315**	$ **255**	$ **271**	$ **123**	$ **124**	$ **841**	$ **424**
Preferred stock dividends	$ **12**	$ **17**	$ **7**	$ **5**	$ **5**	$ **36**	$ **14**
Net income available to common stockholders	$ **303**	$ **238**	$ **264**	$ **118**	$ **119**	$ **805**	$ **410**

First Citizens BancShares
forever first

33 4Q21 3Q21 YTD21 BancShares BancShares BancShares ROA 0.84% 0.88% 1.05 % PPNR ROA 1.01% 1.11% 1.28 % NIM 2.58% 2.61% 2.69 % Net charge-off ratio (0.01) % 0.06% 0.04 % Efficiency ratio 66.31% 66.09% 64.69 % Tangible capital to tangible assets (2) 6.96% 6.84 % N/A Loan to deposits ratio (2) 62.97 %N 64.95 % N/A ACL to total loans and leases (2) 0.55% 0.56 % N/A Noninterest bearing deposits to total deposits (2) 41.64 %N 42.97 % N/A Cost of deposits (2) 0.06% 0.07% 0.07 % Cost of interest bearing deposits (2) 0.11% 0.12% 0.13 % Cost of interest bearing liabilities (2) 0.19% 0.20% 0.21 % Nonaccrual loans to total loans and leases (2) 0.37% 0.50 % N/A ACL / Net charge-offs (2) NM 9.7 x 1454.02 % BancShares Financial Ratios (unaudited) (1) (1) The above table includes ratios for legacy BancShares 2021 historical periods. Within the presentation, these ratios are presented as if legacy BancShares and legacy CIT were combined for the 2021 historical periods. (2) Ratios are not provided for periods not included in the presentation.

34 3Q22 2Q22 1Q22 4Q21 3Q21 BancShares BancShares BancShares Combined Combined Assets Cash and due from banks $ 481 $ 583 $ 523 $ 479 $ 507 Interest-earning deposits at banks 6,172 6,476 9,285 11,989 14,304 Securities purchased under agreements to resell — — — — 100 Investments in marketable equity securities 92 94 100 98 123 Investment securities available for sale 9,088 9,210 9,295 15,797 12,932 Investment securities held to maturity 9,661 9,832 10,074 3,812 3,383 Assets held for sale 21 38 83 152 194 Loans and leases 69,790 67,735 65,524 65,211 65,977 Allowance for credit losses (882) (850) (848) (891) (974) Loans and leases, net of allowance for credit losses 68,908 66,885 64,676 $ 64,320 $ 65,003 Operating lease equipment, net 7,984 7,971 7,972 8,024 7,937 Premises and equipment, net 1,410 1,415 1,431 1,402 1,407 Bank-owned life insurance 1,342 1,334 1,326 1,318 1,309 Goodwill 346 346 346 346 350 Other intangible assets 145 150 156 121 132 Other assets 3,660 3,339 3,330 3,691 3,641 Total assets $ 109,310 $ 107,673 $ 108,597 $ 111,549 $ 111,322 Liabilities Deposits: Noninterest-bearing $ 26,587 $ 26,576 $ 25,867 $ 24,689 $ 24,912 Interest-bearing 60,966 62,753 65,730 66,088 65,408 Total deposits 87,553 89,329 91,597 90,777 90,320 Credit balances of factoring clients 1,147 1,070 1,150 1,533 1,557 Short-term borrowings 3,128 646 616 589 664 Long-term borrowings 5,215 3,813 2,676 5,446 5,467 Total borrowings 8,343 4,459 3,292 6,035 6,131 Other liabilities 2,434 2,173 $ 1,988 2,163 2,557 Total liabilities $ 99,477 $ 97,031 $ 98,027 100,508 100,565 Stockholders’ equity Preferred stock 881 881 $ 881 865 865 Total common stock 15 16 16 12 12 Additional paid in capital 4,506 5,345 5,344 3,760 3,758 Retained earnings 5,160 4,865 4,634 6,558 6,275 Accumulated other comprehensive (loss) income (729) (465) (305) (154) (153) Total stockholders’ equity 9,833 10,642 10,570 11,041 10,757 Total liabilities and stockholders’ equity $ 109,310 $ 107,673 $ 108,597 111,549 111,322 Note – The balance sheet for periods in 2021 reflects the historical balance sheets of BancShares and CIT on a combined basis to facilitate more meaningful comparisons to historical periods prior to the CIT Merger. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures BancShares and Combined Balance Sheets (unaudited) ($ in millions)

35

BancShares and Combined Income Statements - QTD (unaudited)

($ in millions)

	3Q22 BancShares	2Q22 BancShares	1Q22 BancShares	4Q21 Combined	3Q21 Combined
INTEREST INCOME					
Interest and fees on loans	$ 785	$ 655	$ 621	$ 668	$ 662
Interest on investment securities	90	89	83	60	54
Interest on deposits at banks	31	13	6	5	6
Total interest income	**906**	**757**	**710**	**733**	**722**
INTEREST EXPENSE					
Deposits	78	42	39	53	56
Borrowings	33	15	22	61	62
Total interest expense	**111**	**57**	**61**	**114**	**118**
Net interest income	**795**	**700**	**649**	**619**	**604**
Provision (benefit) for credit losses	60	42	464	(79)	(70)
Net interest income after provision for credit losses	**735**	**658**	**185**	**698**	**674**
NONINTEREST INCOME					
Rental income on operating leases	219	213	208	204	186
Fee income and other service charges	44	39	35	39	37
Wealth management services	35	37	35	33	32
Service charges on deposit accounts	21	28	28	27	26
Factoring commissions	24	27	27	33	28
Cardholder services, net	25	26	25	21	23
Merchant services, net	8	9	10	7	8
Insurance commissions	11	11	12	10	10
Realized gain on sale of investment securities available for sale, net	—	—	—	—	14
Fair value adjustment on marketable equity securities, net	(2)	(6)	3	7	3
Bank-owned life insurance	8	9	8	9	9
Gain on sale of leasing equipment, net	2	5	6	26	21
Gain on acquisition	—	—	431	—	—
Gain on extinguishment of debt	1	—	6	—	—
Other noninterest income	37	26	16	48	35
Total noninterest income	**433**	**424**	**850**	**464**	**432**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	87	89	81	88	85
Maintenance and other operating lease expenses	52	47	43	52	51
Salaries and benefits	351	341	352	326	347
Net occupancy expense	47	48	49	48	46
Equipment expense	55	54	52	52	51
Professional fees	13	15	16	20	19
Third-party processing fees	27	26	24	23	23
FDIC insurance expense	5	9	12	11	12
Marketing	15	9	8	8	9
Merger-related expenses	33	34	135	12	7
Intangible asset amortization	5	6	6	11	11
Other noninterest expense	70	67	32	56	55
Total noninterest expense	**760**	**745**	**810**	**707**	**716**
Income before income taxes	**408**	**337**	**225**	**455**	**390**
Income tax (benefit) expense	93	82	(46)	113	90
Net income	**315**	**255**	**271**	**342**	**300**
Preferred stock dividends	**12**	**17**	**7**	**17**	**8**
Net income available to common stockholders	**303**	**238**	**264**	**325**	**292**

First Citizens BancShares

forever first

Note – The income statements for periods in 2021 reflects the historical income statements of BancShares and CIT on a combined basis to facilitate more meaningful comparisons to historical periods prior to the CIT Merger. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures

36

BancShares and Combined Income Statements - YTD (unaudited)

($ in millions)

	YTD 22 BancShares	YTD 21 Combined
INTEREST INCOME		
Interest and fees on loans	$ 2,061	$ 2,029
Interest on investment securities	262	156
Interest on deposits at banks	50	12
Total interest income	**2,373**	**2,197**
INTEREST EXPENSE		
Deposits	159	186
Borrowings	70	189
Total interest expense	**229**	**375**
Net interest income	**2,144**	**1,822**
Provision (benefit) for credit losses	566	(294)
Net interest income after provision for credit losses	**1,578**	**2,116**
NONINTEREST INCOME		
Rental income on operating leases	640	569
Fee income and other service charges	118	110
Wealth management services	107	96
Service charges on deposit accounts	77	72
Factoring commissions	78	79
Cardholder services, net	76	66
Merchant services, net	27	26
Insurance commissions	34	29
Realized gain on sale of investment securities available for sale, net	—	147
Fair value adjustment on marketable equity securities, net	(5)	31
Bank-owned life insurance	25	27
Gain on sale of leasing equipment, net	13	78
Gain on acquisition	431	—
Gain on extinguishment of debt	7	—
Other noninterest income	79	147
Total noninterest income	**1,707**	**1,477**
NONINTEREST EXPENSE		
Depreciation on operating lease equipment	257	253
Maintenance and other operating lease expenses	142	157
Salaries and benefits	1,044	1,017
Net occupancy expense	144	140
Equipment expense	161	155
Professional fees	44	49
Third-party processing fees	77	66
FDIC insurance expense	26	38
Marketing	32	22
Merger-related expenses	202	25
Intangible asset amortization	17	34
Other noninterest expense	169	159
Total noninterest expense	**2,315**	**2,115**
Income before income taxes	**970**	**1,478**
Income tax (benefit) expense	129	348
Net income	**841**	**1,130**
Preferred stock dividends	**36**	**32**
Net income available to common stockholders	**805**	**1,098**

First Citizens BancShares

forever first

Note – The income statements for periods in 2021 reflects the historical income statements of BancShares and CIT on a combined basis to facilitate more meaningful comparisons to historical periods prior to the CIT Merger. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures

37

Noninterest income

($ in millions)

	Quarter-to-date					3Q22 Change vs			
	3Q22	2Q22	1Q22	4Q21	3Q21	2Q22		3Q21	
	BancShares	BancShares	BancShares	Combined	Combined	$	%	$	%
Rental income on operating leases	$ 219	$ 213	$ 208	$ 204	$ 186	$ 6	2.7 %	$ 33	17.6 %
Fee income and other service charges	44	39	35	39	37	5	9.4	7	17.5
Wealth management services	35	37	35	33	32	(2)	(5.1)	3	9.4
Service charges on deposit accounts	21	28	28	27	26	(7)	(28.9)	(5)	(21.7)
Factoring commissions	24	27	27	33	28	(3)	(9.2)	(4)	(12.8)
Cardholder services, net	25	26	25	21	23	(1)	(4.1)	2	7.4
Merchant services, net	8	9	10	7	8	(1)	(1.6)	—	(0.6)
Insurance commissions	11	11	12	10	10	—	3.6	1	18.4
Realized gain on sale of investment securities available for sale, net	—	—	—	—	14	—	(100.0)	(14)	(100.0)
Fair value adjustment on marketable equity securities, net	(2)	(6)	3	7	3	4	(60.0)	(5)	(173.0)
Bank-owned life insurance	8	9	8	9	9	(1)	(1.4)	(1)	(6.4)
Gain on sale of leasing equipment, net	2	5	6	26	21	(3)	(66.7)	(19)	(92.4)
Gain on acquisition	—	—	431	—	—	—	—	—	—
Gain on extinguishment of debt	1	—	6	—	—	1	100.0	1	100.0
Other noninterest income	37	26	16	48	35	11	39.2 %	2	4999.5 %
Total noninterest income - GAAP	**$ 433**	**$ 424**	**$ 850**	**$ 464**	**$ 432**	**$ 9**	**1.7 %**	**$ 1**	**— %**
Depreciation on operating lease equipment	$ (87)	$ (89)	$ (81)	$ (88)	$ (85)	$ 2	(2.2)%	$ (2)	2.4 %
Maintenance and other operating lease expenses	(52)	(47)	(43)	(52)	(51)	(5)	10.6	(1)	2.0
Realized gain on sale of investment securities available for sale, net	—	—	—	—	(14)	—	—	14	(100.0)
Fair value adjustment on marketable equity securities, net	2	6	(3)	(7)	(3)	(4)	(66.7)	5	(166.7)
Gain on sale of leasing equipment, net	(2)	(5)	(6)	(26)	(21)	3	(60.0)	19	(90.5)
Gain on acquisition	—	—	(431)	—	—	—	—	—	—
Gain on extinguishment of debt	(1)	—	(6)	—	—	(1)	100.0	(1)	100.0
Other noninterest income	(5)	(6)	—	(26)	(17)	1	(16.7)%	12	(70.6)%
Total notable items	**$ (145)**	**$ (141)**	**$ (570)**	**$ (199)**	**$ (191)**	**$ (286)**	**202.8 %**	**$ 46**	**(24.1)%**
Rental income on operating leases	$ 80	$ 77	$ 84	$ 64	$ 50	$ 3	4.0 %	$ 30	58.0 %
Fee income and other service charges	44	39	35	39	37	5	9.4	7	17.5
Wealth management services	35	37	35	33	32	(2)	(5.1)	3	9.4
Service charges on deposit accounts	21	28	28	27	26	(7)	(28.9)	(5)	(21.7)
Factoring commissions	24	27	27	33	28	(3)	(9.2)	(4)	(12.8)
Cardholder services, net	25	26	25	21	23	(1)	(4.1)	2	7.4
Merchant services, net	8	9	10	7	8	(1)	(1.6)	—	(0.6)
Insurance commissions	11	11	12	10	10	—	3.6	1	18.4
Bank-owned life insurance	8	9	8	9	9	(1)	(1.4)	(1)	(6.4)
Other noninterest income	32	20	16	22	18	12	53.2 %	14	131.6 %
Total noninterest income - adjusted or core	**$ 288**	**$ 283**	**$ 280**	**$ 265**	**$ 241**	**$ 5**	**1.6 %**	**$ 47**	**12.7 %**

First Citizens BancShares
forever first

Note – Adjusted or core noninterest income includes rental income on operating leases, net of depreciation and maintenance expense as well as adjustments for notable items as detailed on page 11 and above.

38

Noninterest expense

($ in millions)

	Quarter-to-date					3Q22 Change vs			
	3Q22	2Q22	1Q22	4Q21	3Q21	2Q22		3Q21	
	BancShares	BancShares	BancShares	Combined	Combined	$	%	$	%
Depreciation on operating lease equipment	$ 87	$ 89	$ 81	$ 88	$ 85	$ (2)	(2.4)%	$ 2	2.2 %
Maintenance and other operating lease expenses	52	47	43	52	51	5	10.0	1	3.1
Salaries and benefits	351	341	352	326	347	10	2.8	4	0.9
Net occupancy expense	47	48	49	48	46	(1)	(2.5)	1	0.7
Equipment expense	55	54	52	52	51	1	1.9	4	7.2
Professional fees	13	15	16	20	19	(2)	(21.2)	(6)	(33.6)
Third-party processing fees	27	26	24	23	23	1	4.7	4	16.4
FDIC insurance expense	5	9	12	11	12	(4)	(48.6)	(7)	(59.7)
Marketing	15	9	8	8	9	6	59.7	6	68.6
Merger-related expenses	33	34	135	12	7	(1)	(5.5)	26	361.5
Intangible asset amortization	5	6	6	11	11	(1)	(7.1)	(6)	(49.7)
Other noninterest expense	70	67	32	56	55	3	6.6	15	27.9
Total noninterest expense - GAAP	**$ 760**	**$ 745**	**$ 810**	**$ 707**	**$ 716**	**$ 15**	**1.7 %**	**$ 44**	**5.9 %**
Depreciation on operating lease equipment	$ (87)	$ (89)	$ (81)	$ (88)	$ (85)	$ 2	(2.2)%	$ (2)	2.4 %
Maintenance and other operating lease expenses	(52)	(47)	(43)	(52)	(51)	(5)	10.6	(1)	2.0
Salaries and benefits	—	—	—	6	—	—	—	—	—
Merger-related expenses	(33)	(34)	(135)	(12)	(7)	1	(2.9)	(26)	371.4
Intangible asset amortization	(5)	(6)	(6)	(11)	(11)	1	(16.7)	6	(54.5)
Other noninterest expense	(6)	(3)	27	(1)	1	(3)	100.0	(7)	(700.0)
Total notable items	**$ (183)**	**$ (179)**	**$ (238)**	**$ (158)**	**$ (153)**	**$ (4)**	**2.2 %**	**$ (30)**	**19.6 %**
Salaries and benefits	$ 351	$ 341	$ 352	$ 332	$ 347	$ 10	2.8 %	$ 4	0.9 %
Net occupancy expense	47	48	49	48	46	(1)	(2.5)	1	0.7
Equipment expense	55	54	52	52	51	1	1.9	4	7.2
Professional fees	13	15	16	20	19	(2)	(21.2)	(6)	(33.6)
Third-party processing fees	27	26	24	23	23	1	4.7	4	16.4
FDIC insurance expense	5	9	12	11	12	(4)	(48.6)	(7)	(59.7)
Marketing	15	9	8	8	9	6	59.7	6	68.6
Other noninterest expense	64	64	59	55	56	—	4.2	8	18.7
Total nontinterest expense - adjusted or core	**$ 577**	**$ 566**	**$ 572**	**$ 549**	**$ 563**	**$ 11**	**1.9 %**	**$ 14**	**2.4 %**

First Citizens BancShares

forever first

Note – Adjusted or core noninterest expense does not include depreciation and maintenance expense on operating leases, as well as adjustments for notable items as detailed on page 11 and above.

39 (1) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter. 3Q22 (1) ($ in millions) Carrying Value (2) % of Portfolio Yield (3) Duration (Years) AFS Portfolio U.S. Treasury $ 1,900 10% 1.04% 2.3 Government agency 173 1 2.93 0.4 Commerical mortgage-backed securities 1,673 9 2.56 2.4 Residential mortgage-backed securities 4,784 26 1.86 5.0 Corporate bonds 558 2 5.51 2.2 Total AFS portfolio $ 9,088 48% 2.06% 3.7 HTM portfolio U.S. Treasury $ 473 3% 1.39% 4.5 Government agency 1,546 8 1.49 4.5 Commerical mortgage-backed securities 2,835 15 1.81 3.6 Residential mortgage-backed securities 4,510 24 1.75 6.9 Other investments 297 2 1.54 6.1 Total HTM portfolio $ 9,661 52% 1.71% 5.4 Grand total $ 18,749 100% 1.88% 4.5 Debt Securities Overview

40

Average Balances and Yields

($ in millions)

	3Q22			2Q22			3Q21			Change vs. 2Q22			Change vs. 3Q21		
	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate
Loans and leases (1)	$ 67,733	$ 785	4.58%	$ 65,298	$ 655	4.01%	$ 64,576	$ 662	4.04%	$ 2,435	$ 130	0.57 %	$ 3,157	$ 123	0.54 %
Investment securities	19,119	90	1.88	19,185	89	1.85	15,695	54	1.36	(66)	1	0.03	3,424	36	0.52 %
Interest-earning deposits at banks	5,685	31	2.17	7,629	13	0.72	14,376	6	0.15	(1,944)	18	1.45	(8,691)	25	2.02 %
Total interest-earning assets (1)	**92,537**	**906**	**3.87**	**92,112**	**757**	**3.28**	**94,647**	**722**	**3.01**	**425**	**149**	**0.59**	**(2,110)**	**184**	**0.86**
Interest-bearing deposits	61,545	78	0.50	64,070	42	0.26	65,220	56	0.34	(2,525)	36	0.24	(3,675)	22	0.16 %
Securities sold under customer repurchase agreements	617	1	0.16	627	—	0.16	672	—	0.21	(10)	1	—	(55)	1	(0.05)%
Other short-term borrowings	1,188	8	2.57	—	—	—	—	—	—	1,188	8	2.57	1,188	8	2.57 %
Long-term borrowings	3,803	24	2.59	2,420	15	2.43	5,467	62	4.40	1,383	9	0.16	(1,664)	(38)	(1.81)%
Total borrowings	5,608	33	2.32	3,047	15	1.96	6,139	62	3.94	2,561	18	0.36	(531)	(29)	(1.62)%
Total interest-bearing liabilities	**$ 67,153**	**$ 111**	**0.65%**	**$ 67,117**	**$ 57**	**0.34%**	**$ 71,359**	**$ 118**	**0.64%**	**$ 36**	**$ 54**	**0.31 %**	**$ 67,117**	**$ (7)**	**0.01 %**
Net interest income		**$ 795**			**$ 700**			**$ 604**			**$ 95**			**$ 191**	
Net interest spread (1)			**3.22%**			**2.94%**			**2.37%**			**0.28 %**			**0.85 %**
Net interest margin (1)			**3.40%**			**3.04%**			**2.53%**			**0.36 %**			**0.87 %**

	YTD22			YTD21			Change vs. YTD21		
	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate
Loans and leases (1)	$ 65,739	$ 2,061	4.17%	$ 66,202	$ 2,029	4.07%	$ (463)	$ 32	0.10 %
Investment securities	19,264	262	1.81	15,602	156	1.32	3,662	106	0.49
Interest-earning deposits at banks	8,242	50	0.81	12,829	12	0.12	(4,587)	38	0.69
Total interest-earning assets (1)	**93,245**	**2,373**	**3.39**	**94,633**	**2,197**	**3.08**	**(1,388)**	**176**	**0.31**
Interest-bearing deposits	63,956	159	0.33	65,276	186	0.38	(1,320)	(27)	(0.05)
Securities sold under customer repurchase	615	1	0.16	664	1	0.21	(49)	—	(0.05)
Other short-term borrowings	400	8	2.57	—	—	—	400	8	2.57
Long-term borrowings	3,574	61	2.29	6,068	188	4.08	(2,494)	(127)	(1.79)
Total borrowings	4,589	70	2.03	6,732	189	3.70	(2,143)	(119)	(1.67)
Total interest-bearing liabilities	**$ 68,545**	**$ 229**	**0.45%**	**$ 72,008**	**$ 375**	**0.69%**	**$ (3,463)**	**$ (146)**	**(0.24)%**
Net interest income		**$ 2,144**			**$ 1,822**			**$ 322**	
Net interest spread (1)			**2.94%**			**2.39%**			**0.55 %**
Net interest margin (1)			**3.06%**			**2.56%**			**0.50 %**

First Citizens BancShares

forever first

Note – The financial data and/or ratios provided on this page are presented as if legacy BancShares and legacy CIT were combined for the historical periods. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures

(1) The balance and rate presented is calculated net of average credit balances of factoring clients.

41 Highlights • The Commercial Banking segment had strong loan growth during the third quarter as balances increased $803 million or 11.7% annualized. This increase was driven primarily by robust growth in Commercial Finance (7.1% annualized) and Business Capital (18.3% annualized). • Within Commercial Finance, growth was concentrated in our Industry Verticals including Tech, Media & Telecom and Healthcare. The forward-looking pipelines continue to be strong in the Industry Verticals. • Business Capital had another strong quarter of growth, driven by $819 million in new originations in the quarter, which was the largest originations quarter on record. Outlook remains strong with submittals, approvals, approval rates and bookings all continuing to show improvement against prior year. • Commercial Services (factoring) had a strong quarter with factoring volume totaling $6.8 billion, which was up over the prior quarter as a result of seasonal increases. • Credit quality continues to be strong, as overall net charge-offs declined to 25 bps in the Commercial Banking Segment on the quarter, down from 37 bps in the prior quarter. Note – The Commercial Banking segment includes Commercial Finance, Real Estate Finance and Business Capital. (Actual balances; $ in millions) 3Q22 2Q22 Income Statement Net interest income $ 230 $ 203 Noninterest income 133 129 Net revenue 363 332 Noninterest expenses 186 180 Pre-provision net revenue 177 152 Provision (benefit) for credit losses 58 35 Segment income before taxes 119 117 Income taxes 25 24 Segment net income $ 94 $ 93 Balance Sheet Loans and leases $ 28,023 $ 27,220 Deposits 3,682 4,449 Factoring volume 6,801 6,387 Commercial Banking Segment

42 Highlights • The General Banking segment had strong loan growth over the prior quarter (12.2% annualized) driven primarily by business & commercial loan growth in the branch network and growth in Mortgage portfolio from slowing prepay speeds on balance sheet production. • Our continued focus on relationship banking in our branch network contributed to $223 million of noninterest bearing deposit growth in the General Banking segment during the third quarter (3.7% annualized). • While interest bearing deposits declined this quarter, the pace of this decline improved as interest bearing deposits in the General Banking segment declined $1.0 billion this quarter compared to $2.9 billion in the second quarter. This reduction was primarily concentrated in acquired branches, partially offset by growth in the Direct Bank. • Credit quality remains strong, with no apparent stresses on the portfolio. • We continue to place an emphasis on strengthening digital capabilities and refining our branch network to ensure sales strategies align with client preferences regarding channel selection and declines in transactional activity. Note – The General Banking segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. (Actual balances; $ in millions) 3Q22 2Q22 Income Statement Net interest income $ 495 $ 468 Noninterest income 118 126 Net revenue 613 594 Noninterest expenses 410 391 Pre-provision net revenue 203 203 Provision (benefit) for credit losses 2 7 Segment income before taxes 201 196 Income taxes 55 40 Segment net income $ 146 $ 156 Balance Sheet Loans and leases $ 41,693 $ 40,444 Deposits 82,730 83,535 Other Key Metrics Number of branches 559 585 Wealth management assets under management ($B) $ 31.8 $ 31.7 Card volume 4,001 3,988 Merchant volume 1,728 1,757 General Banking Segment

43 Highlights • Fleet utilization remained flat at 96.2% in 3Q22 compared to the linked quarter but up 5.0% from the prior year quarter. Utilization remains at the highest level since 2Q19. • In 3Q22, the renewal re-pricing rate was 105% of the prior rate driven by broad-based strength across the freight car markets. • Net revenue on operating leases increased by $3 million due to higher rental income and lower deprecation, partially offset by higher maintenance expense. • Short-term outlook continues to be positive but mixed across commodity markets with freight cars continuing to outperform tanks. The expiration profiles of leases (approximately 25-30% expiring per year) helps mitigate recessionary headwinds. • Rail portfolio is driven by the industrial sector business cycle and financial performance generally lags the economic cycle. (Actual balances ; $ in millions) 3Q22 2Q22 Income Statement Rental income on operating leases $ 165 $ 160 Depreciation on operating lease equipment 44 47 Maintenance and other operating lease expenses 52 47 Net revenue on operating leases 69 66 Interest expense, net 20 18 Noninterest income 6 — Noninterest expense 15 16 Segment income before income taxes 40 32 Provision for income taxes 10 8 Segment net income $ 30 $ 24 Balance Sheet Operating lease equipment, net $ 7,248 $ 7,247 Other Key Metrics Railcars and locomotives 118,515 119,546 Utilization 96.2% 96.2 % Average age of cars in years 14 14 Renewal rate to previous rate 105% 114 % Rail Segment

44

Preliminary purchase accounting marks

($ in millions)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Loans and leases (1)				
Beginning balance - unamortized fair value	$ (146)	$ (145)	$ (40)	$ (65)
Additions - Merger with CIT Group Inc.	—	—	(388)	—
PCD "gross up"	—	—	284	—
Accretion	15	(1)	(1)	25
Ending balance	**$ (131)**	**$ (146)**	**$ (145)**	**$ (40)**
Core deposits and other intangibles				
Beginning balance	$ 150	$ 156	$ 19	$ 31
Additions - Merger with CIT Group Inc.	—	—	143	—
Amortization	(5)	(6)	(6)	(12)
Ending balance	**$ 145**	**$ 150**	**$ 156**	**$ 19**
Deposits (2)				
Beginning balance - unamortized fair value	$ (49)	$ (57)	$ (2)	$ (4)
Additions - Merger with CIT Group Inc.	—	—	(66)	—
Amortization	8	8	11	2
Ending balance	**$ (41)**	**$ (49)**	**$ (57)**	**$ (2)**
Borrowings (2)				
Beginning balance - unamortized fair value	$ (100)	$ (107)	$ 2	$ 4
Additions - Merger with CIT Group Inc.	—	—	(258)	—
Amortization	7	7	21	(2)
Adjustments (3)	—	—	128	—
Ending balance	**$ (93)**	**$ (100)**	**$ (107)**	**$ 2**

Note – balances above include the impact of the merger with CIT as well as other acquisitions prior to December 31, 2021. The summary only includes select information and is not intended to represent all purchase accounting adjustments. While BancShares believes that the information provides a reasonable basis for estimating fair value, BancShares expects to finalize its analysis of the acquired assets and assumed liabilities within one year of the merger date.

(1) Preliminary purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment.

(2) Preliminary purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability.

(3) On February 24, 2022, approximately $3.0 billion in legacy CIT debt was redeemed.

First Citizens BancShares

forever first

45

Credit Ratings

	S&P	Moody's	Fitch
First Citizens BancShares, Inc.	BBB	Baa2	BBB
First-Citizens Bank & Trust Company	BBB+	Baa2	BBB
Outlook	Negative	Stable	Stable

Rating agency focus

- Solid business profile, strong franchise and diversified business model.
- Historically conservative risk appetite with low credit losses over time.
- Solid balance sheet, including healthy liquidity and capitalization.
- BancShares' ownership structure allows the company to prioritize longer-term strategic objectives over short-term performance.
- Successful integration of CIT merger remains a key focus.
- Successful execution will be key to ensuring funding, risk and profitability profiles remain strong.

First Citizens BancShares

Note – Credit ratings were last updated on the following dates: S&P - 3/25/2022, Moody's - 8/2/2022, and Fitch - 3/29/2022

forever first

Non-GAAP Reconciliations Section V

47

Combined Balance Sheets (unaudited)

($ in millions)

	4Q21			3Q21		
	BancShares (GAAP)	CIT	Combined (Non-GAAP)	BancShares (GAAP)	CIT	Combined (Non-GAAP)
Assets						
Cash and due from banks	$ 338	$ 141	$ 479	$ 337	$ 170	$ 507
Interest-earning deposits at banks	9,115	2,874	11,989	9,875	$ 4,429	14,304
Securities purchased under agreements to resell	—	—	—	—	$ 100	100
Investments in marketable equity securities	98	—	98	123	$ —	123
Investment securities available for sale	9,203	6,594	15,797	7,371	$ 5,561	12,932
Investment securities held to maturity	3,809	3	3,812	3,381	$ 2	3,383
Assets held for sale	99	53	152	98	96	194
Loans and leases	32,372	32,839	65,211	32,516	33,461	65,977
Allowance for credit losses	(178)	(713)	(891)	(183)	(791)	(974)
Loans and leases, net of allowance for credit losses	**$ 32,194**	**$ 32,126**	**$ 64,320**	**$ 32,333**	**$ 32,670**	**$ 65,003**
Operating lease equipment, net	—	8,024	8,024	—	7,937	7,937
Premises and equipment, net	1,233	169	1,402	1,231	176	1,407
Bank-owned life insurance	116	1,202	1,318	116	1,193	1,309
Goodwill	346	—	346	350	—	350
Other intangible assets	19	102	121	22	110	132
Other assets	1,739	1,952	3,691	1,665	1,976	3,641
Total assets	**$ 58,309**	**$ 53,240**	**$ 111,549**	**$ 56,902**	**$ 54,420**	**$ 111,322**
Liabilities						
Deposits:						
Noninterest-bearing	$ 21,405	$ 3,284	$ 24,689	$ 21,514	$ 3,398	$ 24,912
Interest-bearing	30,001	36,087	66,088	28,551	36,857	65,408
Total deposits	**51,406**	**39,371**	**90,777**	**50,065**	**40,255**	**90,320**
Credit balances of factoring clients	—	1,533	1,533	—	1,557	1,557
Short-term borrowings	589	—	589	664	—	664
Long-term borrowings	1,195	4,251	5,446	1,219	4,248	5,467
Total borrowings	1,784	4,251	6,035	1,883	4,248	6,131
Other liabilities	381	1,782	2,163	372	2,185	2,557
Total liabilities	**53,571**	**46,937**	**100,508**	**52,320**	**48,245**	**100,565**
Stockholders' equity						
Preferred stock	340	525	865	340	525	865
Total common stock	10	2	12	10	2	12
Additional paid in capital	—	3,760	3,760	—	3,758	3,758
Retained earnings	4,378	2,180	6,558	4,264	2,011	6,275
Accumulated other comprehensive (loss) income	10	(164)	(154)	(32)	(121)	(153)
Total stockholders' equity	**4,738**	**6,303**	**11,041**	**4,582**	**6,175**	**10,757**
Total liabilities and stockholders' equity	**58,309**	**53,240**	**111,549**	**56,902**	**54,420**	**111,322**

First Citizens BancShares

forever first

Note – The balance sheet for periods in 2021 reflects the historical balance sheets of BancShares and CIT on a combined basis to facilitate more meaningful comparisons to historical periods prior to the CIT Merger.

48

Combined Income Statements - QTD (unaudited)

($ in millions)

	4Q21			3Q21		
	BancShares (GAAP)	CIT	Combined (Non-GAAP)	BancShares (GAAP)	CIT	Combined (Non-GAAP)
INTEREST INCOME						
Interest and fees on loans	$ 328	$ 340	$ 668	$ 320	$ 342	$ 662
Interest on investment securities	39	21	60	40	14	54
Interest on deposits at banks	4	1	5	3	3	6
Total interest income	**371**	**362**	**733**	**363**	**359**	**722**
INTEREST EXPENSE						
Deposits	8	45	53	8	48	56
Borrowings	6	55	61	8	54	62
Total interest expense	**14**	**100**	**114**	**16**	**102**	**118**
Net interest income	**357**	**262**	**619**	**347**	**257**	**604**
Provision (benefit) for credit losses	(5)	(74)	(79)	(1)	(69)	(70)
Net interest income after provision for credit losses	**362**	**336**	**698**	**348**	**326**	**674**
NONINTEREST INCOME					—	
Rental income on operating leases	—	204	204	—	186	186
Fee income and other service charges	11	28	39	10	27	37
Wealth management services	33	—	33	32	—	32
Service charges on deposit accounts	26	1	27	26	—	26
Factoring commissions	—	33	33	—	28	28
Cardholder services, net	22	(1)	21	23	—	23
Merchant services, net	7	—	7	9	(1)	8
Insurance commissions	4	6	10	4	6	10
Realized gain on sale of investment securities available for sale, net	—	—	—	8	6	14
Fair value adjustment on marketable equity securities, net	3	4	7	3	—	3
Bank-owned life insurance	1	8	9	1	8	9
Gain on sale of leasing equipment, net	—	26	26	—	21	21
Gain on acquisition	—	—	—	—	—	—
Gain on extinguishment of debt	—	—	—	—	—	—
Other noninterest income	7	41	48	8	27	35
Total noninterest income	**114**	**350**	**464**	**124**	**308**	**432**
NONINTEREST EXPENSE						
Depreciation on operating lease equipment	—	88	88	—	85	85
Maintenance and other operating lease expenses	—	52	52	—	51	51
Salaries and benefits	193	133	326	194	153	347
Net occupancy expense	30	18	48	29	17	46
Equipment expense	30	22	52	30	21	51
Professional fees	7	13	20	5	14	19
Third-party processing fees	16	7	23	16	7	23
FDIC insurance expense	4	7	11	3	9	12
Marketing	3	5	8	3	6	9
Merger-related expenses	9	3	12	7	—	7
Intangible asset amortization	3	8	11	3	8	11
Other noninterest expense	28	28	56	24	31	55
Total noninterest expense	**323**	**384**	**707**	**314**	**402**	**716**
Income before income taxes	**153**	**302**	**455**	**158**	**232**	**390**
Income tax (benefit) expense	30	83	113	34	56	90
Net income	**123**	**219**	**342**	**124**	**176**	**300**
Preferred stock dividends	**5**	**12**	**17**	**5**	**3**	**8**
Net income available to common stockholders	**118**	**207**	**325**	**119**	**173**	**292**

First Citizens BancShares

forever first

Note – The income statements for periods in 2021 reflects the historical income statements of BancShares and CIT on a combined basis to facilitate more meaningful comparisons to historical periods prior to the CIT Merger.

49

Combined Income Statements - YTD (unaudited)

($ in millions)

	YTD 9/30/21		
	BancShares (GAAP)	CIT	Combined (Non-GAAP)
INTEREST INCOME			
Interest and fees on loans	$ 967	$ 1,062	$ 2,029
Interest on investment securities	106	50	156
Interest on deposits at banks	7	5	12
Total interest income	**1,080**	**1,117**	**2,197**
INTEREST EXPENSE			
Deposits	25	161	186
Borrowings	22	167	189
Total interest expense	**47**	**328**	**375**
Net interest income	**1,033**	**789**	**1,822**
Provision (benefit) for credit losses	(32)	(262)	(294)
Net interest income after provision for credit losses	**1,065**	**1,051**	**2,116**
NONINTEREST INCOME			
Rental income on operating leases	—	569	569
Fee income and other service charges	31	79	110
Wealth management services	96	—	96
Service charges on deposit accounts	69	3	72
Factoring commissions	—	79	79
Cardholder services, net	65	1	66
Merchant services, net	26	—	26
Insurance commissions	12	17	29
Realized gain on sale of investment securities available for sale, net	33	114	147
Fair value adjustment on marketable equity securities, net	31	—	31
Bank-owned life insurance	2	25	27
Gain on sale of leasing equipment, net	—	78	78
Gain on acquisition	—	—	—
Gain on extinguishment of debt	—	—	—
Other noninterest income	29	118	147
Total noninterest income	**394**	**1,083**	**1,477**
NONINTEREST EXPENSE			
Depreciation on operating lease equipment	—	253	253
Maintenance and other operating lease expenses	—	157	157
Salaries and benefits	566	451	1,017
Net occupancy expense	87	53	140
Equipment expense	89	66	155
Professional fees	13	36	49
Third-party processing fees	44	22	66
FDIC insurance expense	10	28	38
Marketing	7	15	22
Merger-related expenses	20	5	25
Intangible asset amortization	9	25	34
Other noninterest expense	66	93	159
Total noninterest expense	**911**	**1,204**	**2,115**
Income before income taxes	**548**	**930**	**1,478**
Income tax (benefit) expense	124	224	348
Net income	**424**	**706**	**1,130**
Preferred stock dividends	**14**	**18**	**32**
Net income available to common stockholders	**410**	**688**	**1,098**

First Citizens BancShares

forever first

Note – The income statements for periods in 2021 reflects the historical income statements of BancShares and CIT on a combined basis to facilitate more meaningful comparisons to historical periods prior to the CIT Merger.

50

Non-GAAP Reconciliations (BancShares Metrics)

($ in millions, except share and per share data)

Non-GAAP Reconciliations			BancShares QTD 9/30/2022	BancShares QTD 6/30/2022	BancShares QTD 3/31/2022	BancShares QTD 12/31/2021	BancShares QTD 9/30/2021	BancShares YTD 9/30/2022	BancShares YTD 9/30/2021
Net income and EPS									
Net income (GAAP)	a	$	315	255	271	123	124	841	424
Preferred stock dividends			12	17	7	5	5	36	14
Net income available to common stockholders (GAAP)	b		303	238	264	118	119	805	410
Total notable items, after income tax	c		23	32	35	7	(1)	90	(27)
Adjusted net income (non-GAAP)	d = (a+c)		338	287	306	130	123	931	397
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	326	270	299	125	118	895	383
Weighted average common shares outstanding									
Basic	f		15,711,976	16,023,613	15,779,153	9,816,405	9,816,405	15,851,385	9,816,405
Diluted	g		15,727,993	16,035,090	15,779,153	9,816,405	9,816,405	15,870,233	9,816,405
EPS (GAAP)									
Basic	b/f	$	19.27	14.87	16.70	12.09	12.17	50.76	41.79
Diluted	b/g		19.25	14.86	16.70	12.09	12.17	50.70	41.79
Adjusted EPS (non-GAAP)									
Basic	e/f	$	20.79	16.87	18.95	12.85	12.04	56.47	39.03
Diluted	e/g		20.77	16.86	18.95	12.85	12.04	56.41	39.03
Noninterest income and expense									
Noninterest income	h	$	433	424	850	114	124	1,707	394
Impact of notable items, before income tax			(145)	(141)	(570)	(3)	(11)	(856)	(64)
Adjusted or core noninterest income	i	$	288	283	280	111	113	851	330
Noninterest expense	j	$	760	745	810	323	314	2,315	911
Impact of notable items, before income tax			(183)	(179)	(238)	(12)	(10)	(600)	(29)
Adjusted or core noninterest expense	k	$	577	566	572	311	304	1,715	882
Provision (benefit) for credit losses		$	60	42	464	(5)	(1)	566	(32)
Plus: Day 2 provision for credit losses			—	—	(513)	—	—	(513)	—
Adjusted provision (benefit) for credit losses		$	60	42	(49)	(5)	(1)	53	(32)

First Citizens BancShares
forever first

51

Non-GAAP Reconciliations (BancShares Metrics)

($ in millions, except share and per share data)

Non-GAAP Reconciliations			BancShares QTD 9/30/2022	BancShares QTD 6/30/2022	BancShares QTD 3/31/2022	BancShares QTD 12/31/2021	BancShares QTD 9/30/2021	BancShares YTD 9/30/2022	BancShares YTD 9/30/2021
PPNR									
Net income (GAAP)	a	$	315	255	271	123	124	841	424
Plus:									
Provision (benefit) for credit losses			60	42	464	(5)	(1)	566	(32)
Income tax expense (benefit)			93	82	(46)	30	34	129	124
PPNR (non-GAAP)	l	$	468	379	689	148	157	1,536	516
Plus: total notable items, before income tax			38	38	(332)	9	(1)	(256)	(35)
Adjusted PPNR (non-GAAP)	m	$	506	417	358	157	156	1,280	481
ROA									
Net income (GAAP)	a	$	315	255	271	123	124	841	424
Annualized net income	n = a annualized		1,250	1,023	1,099	488	492	1,124	567
Adjusted net income (non-GAAP)	d		338	287	306	130	123	931	397
Annualized adjusted net income	p = d annualized		1,341	1,151	1,242	516	488	1,245	531
Average assets	o		107,987	107,575	110,394	58,116	55,924	108,643	53,927
ROA	n/o		1.16 %	0.95 %	1.00 %	0.84 %	0.88 %	1.03 %	1.05 %
Adjusted ROA	p/o		1.24 %	1.07 %	1.12 %	0.89 %	0.87 %	1.15 %	0.98 %
PPNR ROA									
PPNR (non-GAAP)	l	$	468	379	689	148	157	1,536	516
Annualized PPNR	q = l annualized		1,858	1,519	2,796	589	623	2,054	690
Adjusted PPNR (non-GAAP)	m		506	417	358	157	156	1,280	481
Annualized PPNR	r = m annualized		2,009	1,672	1,452	622	621	1,712	643
PPNR ROA	q/o		1.72 %	1.41 %	2.54 %	1.01 %	1.11 %	1.89 %	1.28 %
Adjusted PPNR ROA	r/o		1.86 %	1.56 %	1.31 %	1.08 %	1.10 %	1.58 %	1.19 %

First Citizens BancShares
forever first

52

Non-GAAP Reconciliations (BancShares Metrics)

($ in millions, except share and per share data)

Non-GAAP Reconciliations			BancShares QTD 9/30/2022	BancShares QTD 6/30/2022	BancShares QTD 3/31/2022	BancShares QTD 12/31/2021	BancShares QTD 9/30/2021	BancShares YTD 9/30/2022	BancShares YTD 9/30/2021
ROE and ROTCE									
Annualized net income available to common shareholders	s = b annualized	$	1,202	955	1,071	468	472	1,076	548
Annualized adjusted net income available to common shareholders	t = e annualized	$	1,293	1,083	1,214	496	468	1,197	512
Average stockholders' equity (GAAP)		$	10,499	10,567	10,423	4,650	4,561	10,497	4,427
Less: average preferred stock			881	881	863	340	340	877	340
Average common stockholders' equity (non-GAAP)	u	$	9,618	9,686	9,560	4,310	4,221	9,620	4,087
Less: average goodwill			346	346	346	350	350	346	350
Less: average other intangible assets			148	153	182	21	24	161	26
Average tangible common equity (non-GAAP)	v	$	9,124	9,186	9,032	3,939	3,847	9,113	3,711
ROE	s/u		12.49 %	9.87 %	11.18 %	10.96 %	11.29 %	11.18 %	13.50 %
Adjusted ROE	t/u		13.47 %	11.19 %	12.67 %	11.66 %	11.18 %	12.44 %	12.61 %
ROTCE	s/v		13.17 %	10.40 %	11.83 %	12.00 %	12.39 %	11.80 %	14.88 %
Adjusted ROTCE	t/v		14.20 %	11.80 %	13.41 %	12.76 %	12.27 %	13.13 %	13.89 %
Tangible common equity to tangible assets									
Stockholders' equity (GAAP)	w	$	9,833	10,642	10,570	4,738	4,582	9,833	4,582
Less: preferred stock			881	881	881	340	340	881	340
Common equity (non-GAAP)	x	$	8,952	9,761	9,689	4,398	4,242	8,952	4,242
Less: goodwill			346	346	346	346	350	346	350
Less: other intangible assets			145	150	156	19	22	145	22
Tangible common equity (non-GAAP)	y	$	8,461	9,265	9,186	4,033	3,870	8,461	3,870
Total assets (GAAP)	z		109,310	107,673	108,597	58,308	56,902	109,310	56,902
Tangible assets (non-GAAP)	aa		108,819	107,177	108,095	57,943	56,530	108,819	56,530
Total equity to total assets	w/z		9.00 %	9.88 %	9.73 %	8.13 %	8.05 %	9.00 %	8.05 %
Tangible common equity to tangible assets (non-GAAP)	y/aa		7.78 %	8.64 %	8.50 %	6.96 %	6.84 %	7.78 %	6.84 %

First Citizens BancShares
forever first

53 Non-GAAP Reconciliations (BancShares Metrics) ($ in millions, except share and per share data) BancShares BancShares BancShares BancShares BancShares BancShares BancShares QTD QTD QTD QTD QTD YTD YTD Non-GAAP Reconciliations 9/30/2022 6/30/2022 3/31/2022 12/31/2021 9/30/2021 9/30/2022 9/30/2021 Book value and tangible book value per common share Common shares outstanding at period end bb 14,976,127 16,002,385 16,001,508 9,816,405 9,816,405 14,976,127 9,816,405 Book value per share x/bb $ 597.75 609.95 605.48 447.95 432.07 597.75 432.07 Tangible book value per share y/bb $ 564.97 578.92 574.09 410.74 394.15 564.97 394.15 Efficiency ratio Net interest income cc $ 795 700 649 357 347 2,144 1,033 Efficiency ratio (GAAP) j / (h + cc) 61.91% 66.34% 53.96% 68.52% 66.58% 60.11% 63.81 % Adjusted efficiency ratio (non-GAAP)(1) k / (i + cc) 53.32% 57.55% 61.50% 66.31% 66.09% 57.25% 64.69%

54 Non-GAAP Reconciliations (Combined Metrics) ($ in millions, except share and per share data) Combined Combined Combined QTD QTD YTD Non-GAAP Reconciliations 12/31/2021 9/30/2021 9/30/2021 Net income and EPS Net income (GAAP) a $ 342 300 1,130 Preferred stock dividends 17 8 32 Net income available to common stockholders (GAAP) b 325 292 1,098 Total notable items, after income tax c (31) (30) (222) Adjusted net income (non-GAAP) d = (a+c) 311 270 908 Adjusted net income available to common stockholders (non-GAAP) e = (b+c) $ 294 262 876 Noninterest income and expense Noninterest income h 464 432 1,477 Impact of notable items, before income tax (199) (191) (745) Adjusted or core noninterest income i 265 241 732 Noninterest expense j 707 716 2,115 Impact of notable items, before income tax (158) (153) (455) Adjusted or core noninterest expense k 549 563 1,660 Provision (benefit) for credit losses Provision (benefit) for credit losses (79) (70) (294) Plus: Day 2 provision for credit losses 1 — — Adjusted provision (benefit) for credit losses (78) (70) (294)

55 Non-GAAP Reconciliations (Combined Metrics) ($ in millions, except share and per share data) Combined Combined Combined QTD QTD YTD Non-GAAP Reconciliations 12/31/2021 9/30/2021 9/30/2021 PPNR Net income (GAAP) a $ 342 300 1,130 Plus: Provision (benefit) for credit losses (79) (70) (294) Income tax expense (benefit) 113 90 348 PPNR (non-GAAP) l $ 376 320 1,184 Plus: total notable items, before income tax (42) (38) (290) Adjusted PPNR (non-GAAP) m $ 334 282 894 ROA Net income (GAAP) a $ 342 300 1,130 Annualized net income n = a annualized 1,357 1,190 1,511 Adjusted net income (non-GAAP) d 311 270 908 Annualized adjusted net income p = d annualized 1,234 1,071 1,214 Average assets o 112,076 110,556 109,885 ROA n/o 1.20% 1.07% 1.38 % Adjusted ROA p/o 1.09% 0.98% 1.11 % PPNR ROA PPNR (non-GAAP) l $ 376 320 1,184 Annualized PPNR q = l annualized 1,492 1,270 1,583 Adjusted PPNR (non-GAAP) m 334 282 894 Annualized PPNR r = m annualized 1,327 1,118 1,196 PPNR ROA q/o 1.33% 1.14% 1.44 % Adjusted PPNR ROA r/o 1.17% 1.01% 1.09%

56 Non-GAAP Reconciliations (Combined Metrics) ($ in millions, except share and per share data) Combined Combined Combined QTD QTD YTD Non-GAAP Reconciliations 12/31/2021 9/30/2021 9/30/2021 Efficiency ratio Net interest income cc $ 619 604 1,822 Efficiency ratio (GAAP) j / (h + cc) 65.40% 69.27% 64.12 % Adjusted efficiency ratio (non-GAAP)(1) k / (i + cc) 62.51% 66.58% 64.97%